UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 10, 2024

Date of Report (Date of earliest event reported)

Limitless X Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56453	81-1034163
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9454 Wilshire Blvd., #300 Beverly Hills, CA	90212
(Address of principal executive offices)	(Zip Code)

(855) 413-7030

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Effective as of September 10 2024, Limitless X Holdings, Inc. (the “Company”) entered into a Settlement Agreement and Release of Claims (each, a “Settlement Agreement”) with each of (a) Jaspreet Mathur, the Company’s Chief Executive Officer; (b) Kenneth Haller, the Company’s President; (c) Rob D. Cucher, the Company’s Vice President of Legal Affairs; and (d) Karmandeep Munder, a former Operations Manager of the Company (each, an “Employee”).

Under each Settlement Agreement, the Company issued an aggregate of 3,202,464 shares of its common stock (“to each Employee a party thereto (each issuance, a “Settlement Payment”) in exchange and in full and complete consideration for such Employee’s execution of the Settlement Agreement, and in full and complete consideration for the resolution of any and all issues related to such Employee’s employment (in particular, disputes or claims arising out of compensation allegedly owed and unpaid to such Employee by the Company (the “Dispute”)), through the effective date of the Settlement Agreement. Each Employee agreed that the Settlement Payment payable to it was above-and-beyond any prior or deferred wages due to such Employee under the Company’s policies. The Settlement Payment to each Employee was as follows: (a) to Mr. Mathur, 1,552,442 shares of the Company’s common stock, the equivalent of $1,552,442.00; (b) to Mr. Haller, 932,171 shares of the Company’s common stock, the equivalent of $932,171.00; (c) to Mr. Cucher, 658,476 shares of the Company’s common stock, the equivalent of $658,476.00; and (d) to Mr. Munder, 59,375 shares of the Company’s common stock, the equivalent of $59,375.00. The Shares of the Company’s common stock comprising each Settlement Payment are subject to a one-year lock-up period commencing on the effective date of each Settlement Agreement and ending on the anniversary date of such effective date.

The Settlement Agreements are governed by and construed under the laws of the State of California without reference to principles of choice of law thereof. The foregoing description of the Settlement Agreements is qualified in its entirety by reference to the full text of each Settlement Agreement, and a copy of the form of Settlement Agreement signed by each Employee is attached hereto as Exhibit 10.1.

Item 3.02 Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02 in its entirety. The 3,202,464 shares of the Company’s common stock issued to the Employees were issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. Each of the Employees is an “accredited investor” as defined in Regulation D or “sophisticated investor” and was acquiring the shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the shares of the Company’s common stock were not registered under the Securities Act of 1933, as amended (“Securities Act”), and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit

10.1	Form of Settlement Agreement and Release of Claims between the Company and each Employee dated September 10, 2024.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Limitless X Holdings Inc.

Date: September 13, 2024	By:	/s/ Jaspreet Mathur
	Name:	Jaspreet Mathur
	Title:	Chief Executive Officer

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